LifeVantage Announces Third Quarter Fiscal Year 2015 Results

Revenue During First Nine Months of Fiscal Year 2015 in the Americas Increased 2.8%

Repurchased $9.9 Million of Common Stock in First Nine Months of Fiscal Year 2015

Reduced Long-Term Debt by $3.5 Million in First Nine Months of Fiscal Year 2015

Reaffirms Fiscal Year 2015 Outlook Range

Salt Lake City, UT, May 6, 2015, LifeVantage Corporation (NASDAQ: LFVN) today reported financial results for its third quarter and nine months ended March 31, 2015.

Third Quarter Fiscal 2015 Highlights:

•	Revenue was $45 million compared to $55 million in the prior year period;

•	Revenue in the Americas increased by 1% compared to the prior year period;

•	Adjusted EBITDA was $3.3 million, compared to $5.7 million in the prior year period;

•	Identified annual cost structure savings of approximately $4 million.

Dave S. Manovich, Executive Vice Chairman of LifeVantage stated, "We are very pleased with our recently announced appointment of Darren Jensen as our next President and Chief Executive Officer. Throughout the transition to a new CEO, we have focused on taking the necessary steps to help us reignite top and bottom line growth. We have identified approximately $4 million in annual cost reductions. Approximately $1.3 million has already been implemented through headcount reductions and the remaining $2.7 million will be implemented in selling, general and administrative expense reductions over the course of fiscal 2016. Upon joining the company in mid-May, Mr. Jensen will have the flexibility to further shape, drive and articulate the Company’s strategic initiatives.”

Mr. Manovich continued, “While our year-to-date revenue in the Americas grew approximately 3% compared to the prior year, our Asia Pacific revenue declined 28%. We are not pleased with these current revenue trends and remain committed to improving the level of engagement with our strong distributor base and expanding awareness and understanding of our full product lineup.”

Third Quarter Fiscal 2015 Results

For the third fiscal quarter ended March 31, 2015, the Company reported revenue of $45.2 million, compared to $55.1 million for the same period in fiscal 2014. Revenue includes an increase of 1% in the Americas, and a decrease in the Asia/Pacific region of 45%. The year-over-year decline in the Asia/Pacific region is primarily due to Japan’s lower volume, negative foreign currency exchange and a benefit in the prior year period from customers accelerating purchasing in advance of announced price increases that went into effect on April 1, 2014. Revenue for the quarter was negatively impacted $1.8 million, or 3%, by foreign currency fluctuation.

Commissions and incentives for the third fiscal quarter of 2015 were $21.6 million, or 47.9% of revenue, compared to $26.8 million, or 48.6% of revenue, in the same period last year. Selling,

general and administrative expenses (SG&A) for the third fiscal quarter of 2015 were $14.5 million, or 32.1% of revenue, compared to $15.4 million, or 27.9% of revenue, in the same period last year. SG&A expenses in the third fiscal quarter of 2015 include $1.2 million in one-time expenses, including CEO severance costs, the engagement of an executive search firm and one-time investments in new sales events.

Operating income for the third fiscal quarter of 2015 was $1.5 million, compared to $4.5 million in the third fiscal quarter of 2014.

Net income for the third fiscal quarter of 2015 was $0.6 million, or $0.01 per diluted share, calculated on 97.7 million fully diluted shares. This compares to net income in the third fiscal quarter of 2014 of $2.5 million, or $0.02 per diluted share, calculated on 106.6 million fully diluted shares. Adjusted EBITDA was $3.3 million for the third fiscal quarter of 2015, compared to $5.7 million in the prior year period. Adjusted EBITDA excludes the CEO severance and related executive search firm expenses.

Fiscal 2015 First Nine Months Results

For the nine months ended March 31, 2015, the Company reported net revenue of $145.0 million, compared to $157.9 million in the prior year period. Revenue in the Americas increased 3%, while revenue in the Asia/Pacific region decreased 28% due primarily to lower sales in Japan. Revenue for the first nine months of fiscal 2015 was negatively impacted $4.0 million, or 7%, by foreign currency fluctuation.

Operating income for the first nine months of fiscal 2015 was $12.3 million, compared to $14.7 million in the prior year period.

Net income for the first nine months of fiscal 2015 was $6.8 million, or $0.07 per diluted share, compared to $9.0 million, or $0.08 per diluted share in the prior year period. Additionally, Adjusted EBITDA was $14.3 million for the first nine months of fiscal 2015, compared to $18.4 million in the prior year period.

Balance Sheet & Liquidity

The Company generated $9.0 million of cash flow from operations in the first nine months of fiscal 2015. Cash flow benefited from a one-time cash settlement of approximately $2 million in the first quarter. The Company's cash and cash equivalents at March 31, 2015 were $15.4 million, compared to $20.4 million at the end of fiscal year 2014. The Company repaid $3.5 million of debt during the first nine months of fiscal 2015. In addition, during the first nine months of fiscal 2015 the Company has returned $9.9 million to shareholders by repurchasing a total of 7.6 million shares. Inventory increased $2.0 million compared to June 30, 2014, which is related to the Company’s recent product launches, TrueScience and Axio, as well as the recent decline in revenue. On a sequential basis, inventory decreased $1.2 million highlighting the Company’s inventory control efforts.

Fiscal Year 2015 Guidance

The Company is reaffirming its guidance for fiscal year 2015. The Company expects to generate revenue in the range of $185 million to $195 million in fiscal year 2015. The Company has modeled Japan to decline by approximately 35% with the remaining countries collectively impacting revenue from a negative 3.0% at the bottom end of our range, to a positive 2% at the top end of our range, on a year-over-year basis. The Company expects its operating margin to be in the range of 7% to 9% and earnings per diluted share in the range of $0.07 to $0.08, based on an estimated 100 million diluted shares and a 33% effective tax rate.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. Mountain time (4:30 p.m. Eastern time). Investors interested in participating in the live call can dial (888) 256-9128 from the U.S. International callers can dial (913) 312-1430. A telephone replay will be available approximately two hours after the call concludes and will be available through Friday, May 8, 2015, by dialing (877) 870-5176 from the U.S. and entering confirmation code 9503189, or (858) 384-5517 from international locations, and entering confirmation code 9503189.
There also will be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.

About LifeVantage Corporation
LifeVantage Corporation (Nasdaq:LFVN), is a science based network marketing company that is dedicated to visionary science that looks to transform health, wellness and anti-aging internally and externally at the cellular level. The company is the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, the TrueScience™ Anti-Aging Skin Care Regimen, Canine Health, and the AXIO™ energy product line. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah.
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to" and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our future revenue, operating income, operating margins, earnings per share, cash flow from operations, our expansion and investment in new and existing international markets, our future results of operations in Japan and future investment and growth. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures

We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense and other income, net. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

We are presenting Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA internally as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.

The tables set forth below present Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA which are non-GAAP financial measures to Net Income, our most directly comparable financial measure presented in accordance with GAAP.

Investor Relations Contact:
Cindy England (801) 432-9036
Director of Investor Relations

-or-
John Mills (646) 277-1254
Partner, ICR INC

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands, except per share data)	As of
ASSETS	March 31, 2015	June 30, 2014
Current assets
Cash and cash equivalents	$15,353	$20,387
Accounts receivable	1,258	1,317
Income tax receivable	3,490	4,681
Inventory	10,899	8,826
Current deferred income tax asset	158	158
Prepaid expenses and deposits	3,699	4,604
Total current assets	34,857	39,973

Property and equipment, net	6,239	6,941
Intangible assets, net	1,913	2,014
Deferred debt offering costs, net	1,164	1,353
Long-term deferred income tax asset	1,285	1,285
Other long-term assets	1,468	2,433
TOTAL ASSETS	$46,926	$53,999
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,723	$2,854
Commissions payable	6,719	7,594
Other accrued expenses	6,154	7,554
Current portion of long-term debt	9,200	4,700

Total current liabilities	24,796	22,702

Long-term debt
Principal amount	18,100	26,125
Less: unamortized discount	(905)	(1,052)
Long-term debt, net of unamortized discount	17,195	25,073
Other long-term liabilities	2,105	2,234
Total liabilities	44,096	50,009
Commitments and contingencies - Note 6
Stockholders' equity
Preferred stock - par value $.001 per share, 50,000 shares authorized; no shares issued or outstanding	-	-
Common stock - par value $.001 per share, 250,000 shares authorized and 96,985 and 102,173 issued and outstanding as of March 31, 2015 and June 30, 2014, respectively	97	102
Additional paid-in capital	117,248	115,244
Accumulated deficit	(114,321)	(111,240)
Accumulated other comprehensive loss	(194)	(116)
Total stockholders’ equity	2,830	3,990
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$46,926	$53,999

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2015	2014	2015	2014
(In thousands, except per share data)
Revenue, net	$45,155	$55,064	$145,035	$157,930
Cost of sales	7,552	8,459	20,717	24,212
Gross profit	37,603	46,605	124,318	133,718

Operating expenses:
Commissions and incentives	21,637	26,760	69,406	77,558
Selling, general and administrative	14,481	15,378	42,572	41,457
Total operating expenses	36,118	42,138	111,978	119,015
Operating income	1,485	4,467	12,340	14,703

Other income (expense):
Interest expense	(748)	(1,160)	(2,341)	(1,996)
Other income (expense), net	(13)	(118)	(56)	391
Total other income (expense)	(761)	(1,278)	(2,397)	(1,605)
Income before income taxes	724	3,189	9,943	13,098
Income tax expense	(151)	(695)	(3,182)	(4,066)
Net income	$573	$2,494	$6,761	$9,032
Net income per share:
Basic	$0.01	$0.02	$0.07	$0.08
Diluted	$0.01	$0.02	$0.07	$0.08
Weighted average shares outstanding:
Basic	96,069	101,594	97,785	107,385
Diluted	97,725	106,578	99,793	113,717

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	1	103	(78)	(363)
Other comprehensive income (loss), net of tax	$1	$103	$(78)	$(363)
Comprehensive income	$574	$2,597	$6,683	$8,669

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Revenue by Region
(Unaudited)
	For the Three Months Ended March 31,				For the Nine Months ended March 31,
	2015		2014		2015		2014
(In thousands)
Americas	$32,901	73%	$32,641	59%	$104,397	72%	$101,557	64%
Asia/Pacific	12,254	27%	22,423	41%	40,638	28%	56,373	36%
Total	$45,155	100%	$55,064	100%	$145,035	100%	$157,930	100%

	Active Independent Distributors (1)
	(Unaudited)

	March 31
	2015		2014
Americas	44,000	67%	43,000	59%
Asia/Pacific	22,000	33%	30,000	41%
Total	66,000	100%	73,000	100%

	Active Preferred Customers (2)
	(Unaudited)

	March 31
	2015		2014
Americas	93,000	82%	106,000	79%
Asia/Pacific	21,000	18%	28,000	21%
Total	114,000	100%	134,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2015	2014	2015	2014
(In thousands)
GAAP Net income	$573	$2,494	$6,761	$9,032
Interest Expense	748	1,160	2,341	1,996
Provision for income taxes	151	695	3,182	4,066
Depreciation and amortization	573	530	1,738	1,527
Non-GAAP EBITDA:	2,045	4,879	14,022	16,621
Adjustments:
Stock compensation expense	536	694	1,505	2,169
Other (income) expense, net	13	118	56	(391)
Other adjustments*	717	-	(1,283)	-
Total adjustments	1,266	812	278	1,778
Non-GAAP Adjusted EBITDA	$3,311	$5,691	$14,300	$18,399

*Total adjustments for the three months ended March 31, 2015 include approximately $0.6 million for CEO severance expenses and $0.2 million for search firm expenses associated with search for a new CEO. Total adjustments for the nine months ended March 31, 2015 include $0.6 million for CEO severance expenses and $0.2 million for search firm expenses associated with search for a new CEO along with a $2.0 million reduction for a one-time pretax benefit from settlement proceeds.